EXHIBIT 10.4
EXECUTION COPY

SHARE ESCROW AGREEMENT

This Share Escrow Agreement, dated as of April 2, 2012 (this "Agreement"), is made by and among Theodore S. Green, Producers Sales Organization, a California Corporation, and John Avagliano (each, a "Management Representative"), JH PARTNERS EVERGREEN FUND, L.P., JH INVESTMENT PARTNERS III, L.P. and JH INVESTMENT PARTNERS GP FUND III, LLC (the "JH Entities" and, together with the Management Representatives, the "Escrow Parties" and each an "Escrow Party"), and PERKINS COIE LLP, as escrow agent (the "Escrow Agent").

RECITALS

A.           Pursuant to an Agreement and Plan of Merger between RLJ Acquisition, Inc. and Image Entertainment, Inc. dated as of April 2, 2012 (the "Merger Agreement"), the Management Representatives will receive shares of common stock of RLJ Entertainment, Inc., a Nevada corporation, or an affiliate ("RLJ") upon the closing of the transactions contemplated by the Merger Agreement (such date, the "Closing Date").

B.           An aggregate of 100,000 of such shares (the "Escrow Shares") (in the proportion listed on Exhibit A) will be held in escrow by the Escrow Agent for a period of up to nineteen (19) months from the Closing Date (the "Cut-Off Date") and will be subject to forfeiture to the JH Entities unless all of the Release Conditions (defined below) are satisfied.

C.           The Escrow Parties desire to set forth their understandings with regard to the escrow arrangements established by this Agreement.

D.           Capitalized terms not defined in this Agreement have the meaning set forth in the Merger Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Section 1.              Appointment of Agent.  The Escrow Parties appoint the Escrow Agent as their agent to hold in escrow, and to administer the disposition of, the Escrow Shares in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment.

Section 2.               Establishment of Escrow

(a)         Escrow Shares.  Each Management Representative represents that on the date hereof he has delivered to the Escrow Agent stock certificate(s) representing the number of Escrow Shares set forth on Exhibit A hereto, together with a fully-endorsed stock power, executed-in-blank, relating to the stock certificate(s) representing those Escrow Shares.  The Escrow Shares will be held and disbursed by the Escrow Agent in accordance with the terms hereof.  The Escrow Shares, together with any cash or other property distributed in respect thereof and less any amounts paid or distributed from time to time in accordance with the terms of this Agreement, are referred to herein as the "Escrow Amount."

(b)         Distributions, Etc. Any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of distribution, other reorganizations, or otherwise, shall be delivered to the Escrow Agent, who shall hold such securities in escrow.  Such securities shall be considered Escrow Shares for purposes hereof.  Any cash dividends or property (other than securities) distributed in respect of the Escrow Shares that are received by the Escrow Agent shall be held by the Escrow Agent as part of the Escrow Amount.

(c)         Voting of Interests. Each Management Representative shall have the right, in his sole discretion, to exercise any and all voting rights with respect to his pro rata portion of the Escrow Shares.

(d)         Transferability of Escrow Shares. For the period during which the Escrow Shares are held by the Escrow Agent in accordance with this Agreement, no interest in such Escrow Shares shall be assignable or transferable.

Section 3.               Release of the Escrow Amount.

(a)        Release of Shares.  Subject to the conditions set forth below, the parties agree that the Escrow Parties shall issue and execute an instruction certificate to the Escrow Agent indicating that the Escrow Shares should be released, and the date of such release, if any, upon satisfaction of all of the Release Conditions.  Upon receipt of a certificate, substantially in the form set forth on Exhibit B hereto (a “Release Certification”), signed on behalf of the JH Entities and a Release Certification signed by either Theodore Green or John Hyde on behalf of the Management Representatives stating that all of the Release Conditions (as defined below) have been satisfied, the Escrow Agent shall distribute to the Management Representatives the Escrow Shares, consistent with the allocation of Escrow Shares among the Management Representatives set forth on Exhibit A hereto.

(b)         Release Conditions.  The release of any Escrow Shares to Management Representatives is subject to the fulfillment of all of the following conditions during the period from the date of this Agreement through and including the Cut-Off Date (collectively, the "Release Conditions"):

(i)           Each of the JH Entities shall have been paid in full, in cash, all amounts due and payable to such JH Entity as of the date hereof, including, but not limited to: (i) accrued management fee of $600,000; (ii) commitment fee of $500,000 for credit support; (iii) 5% annually of up to $11,500,000 of credit enhancement provided by JH Entities for the period of time from when the JH Entities’ letter of credit (“Letter of Credit”) was posted in favor of PNC until the JH Entities are released from said Letter of Credit; (iv) $59,740 in fees for the posting of the Letter of Credit; and (v) $75,000 to JH Entities legal counsel;

(ii)         The interest due and payable on the promissory notes to be issued to the JH Entities in connection with the acquisition of the Series B Preferred Stock by RLJ Acquisition, Inc. (the "Promissory Notes") shall have been paid when due as provided in the Promissory Notes and there shall be no other event of default existing under the Promissory Notes; provided however, that unless the JH Entities elect to receive common stock or additional Promissory Notes as interest under the Promissory Notes, all cash available as residual Excess Cash Flow (as defined in the Promissory Notes) shall be paid to the JH Entities in cash for its interest payment(s);

(iii)        Prior to the Cutoff Date:

  I.               (i) the shares of RLJ Common Stock ("RLJ Stock") received by JH Entities on the Closing Date (the "Initial Shares") shall have become eligible to be resold without volume or manner of sale limitations in the hands of the JH Entities (or their distributees), as a result of their being registered for resale on an effective registration statement or otherwise ("Freely Tradeable"), (ii) the RLJ Stock shall have been listed on either the New York Stock Exchange or the NASDAQ Stock Market ("Listed") as of the date all of the Initial Shares first became Freely Tradeable and for the five (5) trading days immediately thereafter and (iii) the closing price of RLJ Stock shall have exceeded $7.50 per share for the five (5) trading days immediately following the date such Initial Shares first became Freely Tradeable.

  II.              If the JH Entities have not received their payments of interest on the Unsecured Subordinated Promissory Notes issued by RLJ all in cash, then at the time they are entitled to elect to take shares of RLJ Stock (“Interest Shares”) under the Unsecured Subordinated Promissory Notes (“Notes”) in lieu of said cash or additional Notes, the RLJ Stock must be Listed and the closing price of RLJ Stock must exceed $7.50 per share for five (5) trading days immediately following the first Interest Payment date on which the JH Entities would first be able to elect to take the Interest Shares.

  III.             If the JH Entities elect to take Interest Shares as set forth in II above, then during the seven months after issuance of any Interest Shares, the Interest Shares must become Freely Tradeable and:

a)           The RLJ Stock must be Listed on the date the Interest Shares become Freely Tradeable; and

b)           The closing price of the RLJ Stock must exceed $7.50 per share for the five (5) days immediately following the date the Interest Shares become Freely Tradeable.

All references to the $7.50 share price shall be adjusted appropriately for stock splits, reverse stock splits and other adjustments that effect RLJ stockholders on a pro rata basis.

(c)           The satisfaction of the Release Conditions shall be determined by the Escrow Parties.  In making any disbursements hereunder, the Escrow Agent may rely entirely upon the terms set forth herein and on the representations and certifications delivered by the Escrow Parties.

(d)           If any Escrow Party disputes whether the Release Conditions have been satisfied all of the Escrow Shares shall be held by the Escrow Agent until the earliest to occur of (i) the Escrow Agent’s receipt of a joint direction executed by the JH Entities and Theodore Green or John Hyde with respect to such amount substantially in the form set forth on Exhibit B hereto, (ii) the Escrow Agent’s receipt of a final, non-appealable judgment, order or decree of the court or other judicial body or arbitrator or panel of arbitrators of competent jurisdiction that decided the underlying claim that indicates whether the JH Entities or the Management Representatives are entitled to the Escrow Shares (each, a "Final Judgment"), together with a certificate from the Escrow Parties, certifying that the Final Judgment constitutes a "final, non-appealable" judgment or (iii) thirty-one (31) days after receipt by the Escrow Agent of any judgment, order or decree that is not a Final Judgment, unless on or prior to the close of business on the 30th day following such receipt, the Escrow Agent receives notice from any party that it has filed an appeal, in which case no distribution shall be made until the conditions in clauses (i), (ii) or (iii) above have been satisfied (any such joint direction, certification of a Final Judgment or non-appeal of a judgment, order or decree being a "Determination of Claim").  Upon receipt of a Determination of Claim, the Escrow Agent shall disburse to the Escrow Parties the number of Escrow Shares as is required by the Determination of Claim.

(e)        Final Distribution.  Notwithstanding anything herein to the contrary, if the Management Representatives have not delivered on or before the Cut-Off Date a Release Certification certifying that all of the Release Conditions have been satisfied, the Escrow Agent shall automatically disburse, promptly as practicable, but in no event more than five (5) days after the Cut-Off Date, all of the Escrow Shares to the JH Entities on a pro rata basis, or as the JH Entities may designate in writing.

Section 4.               Escrow Agent.

(a)         Reimbursements.  The Escrow Parties shall reimburse the Escrow Agent upon request for all expenses, disbursements, and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Escrow Agreement, including reasonable compensation and the expenses and disbursements, except any such expense, disbursement, or advance as may arise from its fraud, gross negligence, willful misconduct or bad faith.  The Escrow Agent may withhold any or all of the Escrow Amount until all amounts and obligations owing to the Escrow Agent have been paid or satisfied in full.

(b)         Responsibilities of the Escrow Agent.

(i)          The Escrow Agent shall exercise the same degree of care toward the Escrow Amount as it exercises toward its own similar property and shall not be held to any higher standard of care under this Escrow Agreement.

(ii)         The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Escrow Agreement.  No implied covenants or obligations shall be inferred from this Escrow Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement concerning the Escrow Parties beyond the specific terms hereof.

(iii)        The Escrow Agent shall not be liable hereunder except for its own fraud, willful misconduct or bad faith and the Escrow Parties jointly agree to indemnify the Escrow Agent for and hold it harmless as to any loss, liability or expense, including attorney fees, incurred without fraud, willful misconduct or bad faith on the part of the Escrow Agent and arising out of or in connection with this Escrow Agreement.  In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(iv)        The Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Escrow Agreement without being required to determine the authenticity or the correctness or any fact stated therein or the propriety or validity of service thereof.  The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Escrow Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.  At any time the Escrow Agent may request in writing an instruction in writing from any of the Escrow Parties.

(v)         The Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security or other document or instrument held by or delivered to it.

(vi)        The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited or acquired by it hereunder.

(vii)       In the event of any ambiguity in the provisions of this Escrow Agreement or any dispute between or conflicting claims by or among the undersigned and/or any other person or entity with respect to any funds or property deposited hereunder, the Escrow Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the undersigned for its failure or refusal to comply with such conflicting claims, demands or instructions.  The Escrow Agent shall be entitled to refuse to act until either such conflicting or adverse claims or demands shall have been finally determined by binding arbitration (if applicable) or a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Escrow Agent or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to hold the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting.  The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

(viii)      No provision of this Escrow Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(ix)         Each party to this Escrow Agreement hereby waives and releases the Escrow Agent from any claim that the Escrow Agent is acting as counsel to any party to this Escrow Agreement and Escrow Agent will be free to represent any party to this Escrow Agreement in any matter adverse to any other party to this Escrow Agreement other than matters involving a dispute under this Escrow Agreement. The immunities and exceptions from liability of the Escrow Agent shall extend to its partners, employees and agents.

(x)         The provisions of this Section 4(b) shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

Section 5.              Miscellaneous.

(a)         Notices.  All notices, claims, requests, responses, objections and other communications given or made pursuant to this Escrow Agreement shall be in writing and dispatched by the same means to all of the parties on the same day and shall be deemed to have been duly given if delivered (a) personally, (b) by mail, via certified or registered mail, return receipt requested, postage prepaid, (c) by confirmed facsimile or (d) by a nationally recognized courier service, to the parties at the address (or at such other address for a party as shall be specified by like notice) specified for notices under such party's signature block.  Any such notice shall be effective when delivered in person or by courier service, when facsimile confirmation is received, or on the date receipt acknowledged, if by certified mail, return receipt requested.  All notices to the Escrow Agent shall be deemed to have been given on the date actually received by the Escrow Agent.

(b)         Assignment.  This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Escrow Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto.  This Escrow Agreement is not intended, nor shall it be construed, to confer upon any person except the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Escrow Agreement, except as contemplated herein.

(c)         Governing Law; Waiver of Jury Trial.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

(d)         Headings.  The heading references herein are for convenience purposes only, do not constitute a part of this Escrow Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e)          Severability.  Any term or provision of this Escrow Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

(f)          Amendment; Resignation and Replacement of Escrow Agent.  This Escrow Agreement shall not be amended except in writing signed by the parties.  The Escrow Agent may otherwise resign at any time upon thirty (30) days’ prior written notice to the other parties; in such event, the successor Escrow Agent shall be such person, firm or corporation as shall be mutually selected by the Escrow Parties.  It is understood and agreed that no resignation shall be effective until a successor agrees to act hereunder.  The Escrow Parties, acting jointly, may remove the Escrow Agent at any time upon thirty (30) days’ prior written notice, signed by each of the Escrow Parties, to the Escrow Agent.  In the event that the Escrow Agent submits a notice of resignation, its only duty, until a successor Escrow Agent shall have been appointed and shall have accepted such appointment, shall be to hold and dispose of the Escrow Shares in accordance with this Escrow Agreement, but without regard to any notices, requests, instructions, demands or the like received by it from the other parties hereto after such notice of resignation shall have been given, unless the same is a direction that the Escrow Shares be delivered to one of the other parties hereto.

(g)         Counterparts and Facsimile Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  The exchange of copies of this Escrow Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Escrow Agreement as to the parties and may be used in lieu of the original Escrow Agreement for all purposes (and such signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes).

(h)         Further Assurances.  If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first written above.

JH PARTNERS EVERGREEN FUND, L.P.

By: JH Evergreen Management, LLC, its General Partner

By:	/s/R. Todd Forrest
Name: R. Todd Forrest
Title: Chief Financial Officer

Address:
c/o JH Partners, LLC
451 Jackson Street
San Francisco, CA 94111
Telephone: (415) 364-0300
Facsimile: (415) 364-0333

JH INVESTMENT PARTNERS III, L.P.

By: JH Evergreen Management, LLC, its General Partner

By:	/s/R. Todd Forrest
Name: R. Todd Forrest
Title: Chief Financial Officer

Address:
c/o JH Partners, LLC
451 Jackson Street
San Francisco, CA 94111
Telephone: (415) 364-0300
Facsimile: (415) 364-0333

JH INVESTMENT PARTNERS GP FUND III, LLC

By: JH Evergreen Management, LLC, its Manager

By:	/s/R. Todd Forrest
Name: R. Todd Forrest
Title: Chief Financial Officer

Address:
c/o JH Partners, LLC
451 Jackson Street
San Francisco, CA 94111
Telephone: (415) 364-0300
Facsimile: (415) 364-0333

[Signature Page to Share Escrow Agreement]

THE ESCROW AGENT:

By:	/s/Perkins Coie LLP
Name: David J. Katz
Title: Partner

Address:
c/o Perkins Coie LLP
1888 Century Park E, Suite 1700
Los Angeles, CA 90067-1721
Attention: David Katz
Facsimile: (310) 843-1254

THE MANAGEMENT HOLDERS:

JOHN AVAGLIANO

/s/John Avagliano
John Avagliano

Address:
656 Daniel Court
Wyckoff, NJ 07481

THEODORE S. GREEN

/s/Theodore S. Green
Theodore S. Green

Address:
307 East 87th Street
New York, NY 10128

[Signature Page to Share Escrow Agreement]

PRODUCERS SALES ORGANIZATION

By:	/s/John Hyde
Name: John Hyde
Title: Secretary

Address:
46216 Dry Creek Drive
Badger, CA 93603

[Signature Page to Share Escrow Agreement]

EXHIBIT A

ESCROW SHARE ALLOCATION

Management Representative	Number of Escrow Shares
Theodore S. Green	44,444
Producers Sales Organization	37,778
John Avagliano	17,778

PRO RATA PERCENTAGE ALLOCATION

JH Entity	Pro Rata Percentage
JH Partners Evergreen Fund, L.P.	85.17%
JH Investment Partners III, L.P.	10.16%
JH Investment Partners GP Fund III, LLC	4.67%

EXHIBIT B

WRITTEN INSTRUCTIONS
FOR RELEASE OF ESCROW SHARES

Pursuant to Section 3 of the Escrow Agreement dated as of [_________], 2012 (the "Escrow Agreement") by and among JH PARTNERS EVERGREEN FUND, L.P., JH INVESTMENT PARTNERS III, L.P. and JH INVESTMENT PARTNERS GP FUND III, LLC (the "JH Entities") and ________________ ("Management Representative" and, together with the JH Entities, the "Escrow Parties") and PERKINS COIE LLP, (the "Escrow Agent"), the [JH Parties or Management Representatives, as the case may be] hereby advise the Escrow Agent that the Release Conditions set forth in Section 3 of the Escrow Agreement have been satisfied with respect to the Management Representative and hereby instruct the Escrow Agent to release _________ Escrow Shares from escrow in accordance with the following instructions:

Delivery Address:
_________________________
_________________________
_________________________
_________________________

[JH PARTNERS EVERGREEN FUND, L.P.
JH INVESTMENT PARTNERS III, L.P.
JH INVESTMENT PARTNERS GP FUND III, LLC

By: JH Evergreen Management, LLC, Manager

By:
Name:
Title: ]

Agent for the Management Representative]

Name: